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                                 March 28, 1996

Burr-Brown Corporation
6730 Tucson Boulevard
Tucson, Arizona  85706

                  Re:      Registration Statement on Form S-8
                           for Registration of 500,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of the Common Stock of Burr-Brown Corporation (the "Company") under the Burr-Brown Corporation Future Investment Trust. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Burr-Brown Corporation Future Investment Trust and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 BROBECK, PHLEGER & HARRISON LLP